SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August  6, 1999
                                                   ---------------


                            DATA GENERAL CORPORATION
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                         1-7352               No. 04-2436397
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    (State or other jurisdiction     (Commission          (I.R.S.Employer
    of incorporation)                File Number)         Identification No.)



    4400 Computer Drive, Westboro, Massachusetts          05180
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    (Address of principal executive offices)              (zip code)



    Registrant's telephone number, including area code:  (508) 898-5000
                                                         --------------

                                       N/A
    ------------------------------------------------------------------------
    (Former Name or Former Address, if changed since last report)

Item 5.  Other Events.
         -------------

      EMC Corporation ("EMC"), a Massachusetts corporation, Emerald Merger Corporation ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of EMC, and Data General Corporation ("DG"), a Delaware corporation, have entered into an Agreement and Plan of Merger dated as of August 6, 1999 (the "Merger Agreement") pursuant to which, among other things, Merger Sub would merge with and into DG with DG as the surviving corporation (the "Merger"). At the effective time of the Merger, each share of DG common stock issued and outstanding (other than shares held by DG, EMC or any wholly owned subsidiary of EMC), will be converted into the right to receive .3262 of a share of EMC common stock, subject to certain adjustments; provided, however, that in the event the average of the mean high and low per share trading prices on the New York Stock Exchange of shares of EMC common stock for each of the 20 consecutive trading days ending on the fifth day prior to the meeting of the stockholders of DG to consider approval and adoption of the Merger Agreement and the merger (the "Pre-Closing Average Price") is greater than $66.0625, then the exchange ratio shall be adjusted so that each share of DG common stock is converted into the right to receive a number of shares of EMC common stock equal to the quotient obtained by dividing (A) $21.55 by (B) the Pre-Closing Average Price. Simultaneously with the execution of the Merger Agreement, EMC and DG entered into a stock option agreement (the "Stock Option Agreement"), pursuant to which, among other things, DG granted to EMC a contingent irrevocable option to purchase up to 10,177,850 shares (the "Option Shares") of DG common stock, including any associated rights to purchase shares of DG common stock pursuant to the Renewed and Restated Rights Agreement between DG and The Bank of New York, at a price of $19.58 per Option Share, subject to certain adjustments. Completion of the transactions contemplated by the Merger Agreement and the Stock Option Agreement is subject to the approval of DG stockholders and appropriate regulatory review, and is expected to occur before the end of 1999.

      The merger is intended to qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code and as a "pooling of interests" in accordance with generally accepted accounting principles for financial accounting purposes.

      Copies of the Merger Agreement and the Stock Option Agreement are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference. A copy of a press release issued by EMC and DG announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 7.  Exhibits.
         ---------

Exhibit
Number     Description
------     -----------

 2.1 Agreement and Plan of Merger dated as of August 6, 1999 by and among EMC Corporation, Emerald Merger Corporation and Data General Corporation

10.1 Stock Option Agreement dated as of August 6, 1999 by and between EMC Corporation and Data General Corporation

99.1       Press Release dated August 9, 1999

      Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and other attachments to the Agreement and Plan of Merger have been omitted. Such exhibits will be submitted to the Securities and Exchange Commission upon request.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DATA GENERAL CORPORATION



                                           By: /s/ Jacob Frank
                                              -------------------------------
                                              Jacob Frank
                                              Vice President and General Counsel




Date: August 10, 1999

                                  EXHIBIT INDEX


Item 7.  Exhibits.
         ---------

Exhibit
Number     Description
------     -----------

 2.1 Agreement and Plan of Merger dated as of August 6, 1999 by and among EMC Corporation, Emerald Merger Corporation and Data General Corporation

10.1 Stock Option Agreement dated as of August 6, 1999 by and between EMC Corporation and Data General Corporation

99.1       Press Release dated August 9, 1999


      Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and other attachments to the Agreement and Plan of Merger have been omitted. Such exhibits will be submitted to the Securities and Exchange Commission upon request.